US Oncology, Inc.



US Oncology

This presentation contains forward-looking statements, including statements that include the words "believes," "expects," "anticipates," "intends," "projects," or similar expressions and statements regarding our prospects. All statements other than statements of historical fact included in this presentation are forward-looking statements. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Matters that could further impact future results and financial condition include the success of the Company's strategic direction defined herein, reimbursement for healthcare services, government regulation and enforcement, continued relationships with pharmaceutical companies and other vendors, increases in the costs of providing cancer treatment services and the operations of the Company's contracted physicians. Please refer to the Company's filings with the Securities and Exchange Commission, including its 2000 Form 10-K and Form 8-K filing this presentation for factors that could cause actual results to differ materially from the Company's expectations.

Agenda

- Oncology Market
- Company Overview
- Strategic Direction
- Financial Results



US Oncology

Oncology Market



US Oncology

Market Trends

- Demographic and industry drivers remain strong
- Pharmaceutical utilization is increasing
  - Chronic disease management
  - Pipeline of drug research and development
- Trend to outpatient delivery system continues
- Regulatory and payor pressures are increasing

Industry Drivers

Oncology Market

- Second leading cause of death
- Favorable demographic trends
- Survival rates increasing:
  - Improved patient care through advancements in diagnostic and treatment technology (PET, IMRT, Brachytherapy, CT Simulation)
  - Introduction of advanced cancer-related drugs

Cancer is a chronic disease, requiring numerous multi-disciplinary interactions during the course of treatment

US Oncology

Increased Drug Development/Utilization

Oncology Market



Drugs in development by therapeutic class
Respiratory therapies
Psychotherapeutic agents
Gastrointestinal products
Diabetes and related therapies
Dermatologic products
Cardiovascular drugs
Cancer and cancer-related drugs
Blood disorder therapies
Anti-infective agents
AIDS and AIDS related drugs
0
100
200
300
400
500
600
700
800
900
1000

Source: Med Ad News

US Oncology

Current Regulatory Environment

Oncology Market

- Balanced focus on drug and practice expense reimbursement
- Medicare embracing reimbursement of new diagnostic technologies and clinical research costs
- National recognition that over 80% of cancer treatment encounters occur in non-hospital, outpatient settings
- Prospects favorable for balanced reimbursement reform in the near term (2002/2003)

Company Overview



US Oncology

Overview

- National cancer treatment network
  - 450+ sites of service
  - 850+ affiliated physicians
  - Operations in 27 states
- Industry leader in ...
  - Operation of outpatient cancer treatment facilities
  - Management of specialty oncology pharmaceuticals
  - Provision of integrated cancer research services
- Significant share of a $37 billion market growing at 8-10%
- Treat over 15% of all newly diagnosed cancer cases

Network



WA
OR
CA
NV
ID
MO
WY
UT
AZ
NM
CO
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
DE
NJ
CT
RI
MA
VT
NH
ME

- 75 Cancer Centers
- 9 PET Installations
- 6 Cancer Centers under development
- 7 PET installations scheduled

US Oncology

Year-To-Date Accomplishments

Company Overview

- Reduced outstanding debt by $98 million
  - Reduced DSOs from 67 to 55
  - Operating cash flow exceeds $140 million for the eight months ended August 31, 201
- Opened 4 Cancer Centers, 6 under development
- Installed 7 PET systems, 7 under development
- Introduced Service Line Structure and initiated transition out of practice management (PPM) sector

US Oncology

Strategic Direction



Strategies For Growth

Strategic Direction

SERVICE LINE STRUCTURE

- Oncology Pharmaceutical Management
- Outpatient Cancer Center Operation
- Cancer Research And Development Services

Offered to external markets immediately → **EXTERNAL MARKETS**

Affiliated Practices have the option to adopt Service Line Structure → **AFFILIATED PRACTICES**

US Oncology

Oncology Pharmaceutical Management

Strategic Direction

- Annual revenues of $780 million
- 400+ admixture sites
- 31 licensed pharmacies with retail sales
- Substantial drug purchasing leverage
- Significant economic and clinical data for management of drug utilization

US Oncology

Oncology Pharmaceutical Management Growth

Strategic Direction

- Internal growth potential of 10% - 14%
- External market growth potential
  - Network growth through recruitment and affiliations
  - EBITDA growth of $100,000 for each new oncologist
  - Minimal capital required
- Estimated national market demand of $6 billion

US Oncology

Outpatient Cancer Center Operations

- Annual revenues of $280 million
- 75 cancer centers and 9 PET installations
- Technology purchasing power
  - Installed linear accelerators – 112
  - Installed CT units – 49
- Expertise in aggregation of local oncology markets

Cancer Centers



Littleton, CO
13,800 Sq. Ft.



Dallas, TX
105,810 Sq. Ft.



Greenville, SC
30,924 Sq. Ft.



Westminster, MD
13,250 Sq. Ft.

US Oncology

Comprehensive Range Of Services









US Oncology

Outpatient Cancer Center Growth

Strategic Direction

- Internal network growth potential
  - 50 Cancer Centers
  - 30 PET installations
- External market growth potential
  - 5 – 6 medical oncologists to support a new Cancer Center
  - 12 – 15 new facilities annually
  - Return on assets of 25%
- Estimated national market demand of $2 billion

Cancer Research and Development

Strategic Direction

- Annual revenues of $25 million
- Complete Phase I-IV trials capability
- 250+ sites staffed for research
- 200+ studies completed to date
- 4,000+ accruals per year
- 90+ trials in progress for over 20 large pharmaceutical and biotech companies

USON has played an important role in bringing 9 new drugs to market

US Oncology

Cancer Research and Development Growth

Strategic Direction

- Over 900 cancer related drugs at various stages of development
- Drug development joint ventures with pharmaceutical firms
- Excess demand for services
  - Expand research network
  - Accelerated accruals per physician

US Oncology

Service Line Structure Benefits

Strategic Direction

- Reduce outstanding debt
- Participate in growing cancer services market
- Eliminate distractions of non-valued services
- Improve shareholder value and capital structure through a less capital intensive model
- Prepare for future reimbursement and technology changes

US Oncology

Financial Results



US Oncology

Net Revenue Growth

Financial Results



23% CAGR
(1997-2001)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$824
$1,100
$1,408
$1,719
$1,921
$868
$1,053
PPM
Business
Core
Business
1997
1998
1999
2000
2001
Q2
Ann.

US Oncology

USON EBITDA


($ millions)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$113
$161
$182
$179
$174
$66
$108
PPM Business
Core Business(1)
1997
1998
1999
2000
2001 Q2 Ann.

(1)Does not reflect anticipated synergies from Service Line Structure of $13 million.

US Oncology

Earnings Per Share

Financial Results



$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
$0.41
$0.60
$0.58
$0.47
$0.48
$0.12
$0.36
PPM Business
Core Business(1)
1997
1998
1999
2000
2001 Q2 Ann.

(1)Does not reflect anticipated synergies from Service Line Structure of $0.08 EPS.

US Oncology

Strong Balance Sheet

Financial Results


DSO's
90
80
70
60
50
40
30
20
10
0
Days
79
67
58
50
1999
2000
Annualized (6 Months) 2001
2001 Service Line Pro Forma


Outstanding Debt
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
($ millions)
$430
$386
$289
$149
1999
2000
Annualized (6 Months) 2001
2001 Service Line Pro Forma


Debt to EBITDA
2.5
2.0
1.5
1.0
0.5
0.0
2.36
2.16
1.66
1.38
1999
2000
Annualized (6 Months) 2001
2001 Service Line Pro Forma

US Oncology

Typical Oncology Practice

Cancer Center staffed with 8 oncologists

($000's)	Equity Model	Service Line Structure
Revenue	$19,448	$9,194
USON EBITDA	$3,111	$2,385
Capital Invested	$13,657	$5,949
Return on Capital	14%	25%

Financial Results

US Oncology

Summary of Service Line Structure

Financial Results

- Cash proceeds of $182 million
- Tax benefit of $150 million, with $50 million available in 2002/2003
- Reduction in EBITDA of $53 million
- Non-recurring charges of $480 million
- Refinance or amend $210 million of outstanding debt

Summary Of Non-Recurring Charges

Financial Results

	($ millions)
Write-off intangible assets	$390
Long-term asset impairment	30
Reorganization and restructuring costs	60
	$480

US Oncology

Proceeds From Transition

	($ millions)
Property, plant and equipment	$50
Net working capital	116
Transaction costs	16
Net proceeds	$182
Anticipated tax benefit in 2002/2003	50
Total proceeds	$232

Pro Forma Income Statement

Financial Results

Six months ended June, 2001

($ millions)	Actual [1]	Adjustments	Pro Forma[2]
Revenue	$756	($254)	$502
Operating Expense	$669	($221)	$448
EBITDA	$87	($33)	$54
Capital Charges	$48	($23)	$25
Pre-Tax Income	$39	($10)	$29
Net Income	$24	($6)	$18
EPS	$0.24	($0.06)	$0.18

[1]Excludes non-recurring restructuring charges of $5,868 recorded in Q1 2001.
[2]Does not reflect anticipated synergies of $13 million EBITDA and $0.08 EPS

US Oncology

Pro Forma Balance Sheet

Six months ended June, 2001

Financial Results

($ millions)	Actual	Adjustments	Pro Forma
Assets			
Current Assets	416	(168)	248
Property and equipment, net	275	(80)	195
Service agreements, net	390	(390)	0
Other assets	54	122	176
	1,135	(516)	619
Liabilities and Stockholders' Equity			
Current Liabilities	263	(83)	180
Long-term debt	227	(140)	87
Total Liabilities	490	(223)	267
Minority interests	2	0	2
Stockholders' equity	643	(293)	350
	$1,135	($516)	$619

US Oncology

Sector Valuation Comparison

Financial Results

	Healthcare Sector		
($ millions)	Specialty Pharmacy	Facility Based	Distribution
Sector Information			
EBITDA Multiple Range	17X – 25X	9X – 14X	9X – 23X
Mid Point EBITDA Multiple	21.0X	11.5X	16.0X
Pro Forma USON Valuation			
EBITDA	$107	$107	$107
Enterprise Value	2,247	1,231	1,712
Pro Forma Outstanding Debt	(186)	(186)	(186)
Equity Valuation	$2,061	$1,045	$1,526
Stock Price	$20.21	$10.25	$14.96

US Oncology

Conclusion


SERVICE LINE STRUCTURE
Oncology Pharmaceutical Management
Outpatient Cancer Center Operation
Cancer Research And Development Services
Reduced Operational Risk
Enhanced Growth Potential
Improved Balance Sheet
USON positioned to improve shareholder value

US Oncology

US Oncology

16825 Northchase Drive • Suite 1300
Houston, Texas 77060
(832) 601-8766
(800) 381-2637
www.usoncology.com